Exhibit 99.1

NEWS RELEASE
100 Glenborough Drive	Contact: Chris Tong: 281-872-3122
Suite 100	Investor_Relations@nobleenergyinc.com
Houston, TX 77067
NOBLE ENERGY ANNOUNCES THIRD QUARTER 2007 RESULTS
HOUSTON (October 31, 2007) — Noble Energy, Inc. (NYSE: NBL) today reported third quarter 2007 net income of $222.7 million, or $1.30 per basic share ($1.28 per share diluted). This compares to adjusted third quarter 2006 net income (non-GAAP measure, see Note 1 below) of $230.0 million or $1.31 per basic share ($1.27 per share diluted) after adjusting for the gain on our Gulf of Mexico Shelf Asset Sale. Reported third quarter 2006 net income was $318.1 million or $1.80 per basic share ($1.75 per share diluted). Discretionary cash flow (non-GAAP measure, see Schedule 3 - Discretionary Cash Flow and Reconciliation to Operating Cash Flow) for the third quarter 2007 was $556.1 million, as compared to $533.5 million for the third quarter 2006. Net cash provided by operating activities during the third quarter 2007 was $547.7 million.
Key accomplishments for the third quarter include:
•	Daily equivalent production volume increase of 14 percent versus third quarter 2006

•	Successful appraisal well of the Belinda prospect in Block O, offshore Equatorial Guinea

•	Oil discovery in the Benita appraisal well in Block I, offshore Equatorial Guinea

•	Exploration success at the YoYo prospect in the PH-77 license, offshore Cameroon

•	Net sales of 155 million cubic feet per day (MMcfpd) of natural gas to the liquefied natural gas (LNG) plant in Equatorial Guinea

•	Continued ramp-up of the Dumbarton field in the North Sea with net production for the quarter averaging approximately 13,400 barrels of oil per day (Bopd)

•	Record quarterly net natural gas production in Israel of 131 MMcfpd
Third quarter 2007 results included deferred compensation expense of $8.4 million pretax ($5.3 million after tax). Excluding the effects of deferred compensation, third quarter adjusted net income (a non-GAAP measure, see Note 1 below) would have been $228.0 million, or $1.33 per basic share.
Third quarter 2007 production was 214,486 barrels of oil equivalent per day (Boepd) compared to 187,664 Boepd for the same period last year. Sales volumes during the third quarter 2007 were 213,309 Boepd. Capital expenditures for the quarter totaled $449.1 million.
Charles D. Davidson, the company’s Chairman, President and CEO, said, “Noble Energy has continued to execute its development and exploration programs resulting in another strong quarter both financially and operationally. Our exploration program experienced significant success during the quarter with announcements on the positive appraisal at Belinda and the exciting discovery of an oil column at Benita, both of which are in Equatorial Guinea. In addition, we announced a new gas condensate discovery in Cameroon. We are continuing with our West Africa exploration program now knowing that the three discoveries to-date provide a sound foundation for future growth in the region. In the U.S., we were pleased to be the apparent high bidder on several deepwater blocks at the latest Gulf of Mexico lease sale. Also in the Gulf of Mexico, our deepwater development projects made good progress and remain on schedule for delivering important new production in 2008.”
NORTH AMERICA
North America operations reported pre-tax operating income for the third quarter 2007 of $181.3 million compared to $435.4 million for the third quarter 2006, which included a pretax gain on sale of the Gulf of Mexico Shelf assets of approximately $203.5 million.

North American production volumes were 107,365 Boepd in the third quarter 2007 compared to 119,872 Boepd for the same quarter last year. Liquids and natural gas production volumes were 39,992 Bopd and 404.2 MMcfpd, respectively, for the current quarter compared to 48,193 Bopd and 430.1 MMcfpd for the third quarter of 2006. As compared to the third quarter 2006, a decrease of approximately 4,000 Boepd was due to the sale of our Gulf of Mexico Shelf properties in the third quarter 2006, and a decrease of approximately 8,600 Boepd in the deepwater Gulf of Mexico resulted from a combination of well performance, workovers, storm impacts, and third-party facility restrictions. Decreases of approximately 2,500 Boepd related to natural decline in onshore Gulf Coast properties and 1,350 Boepd from our Main Pass properties were fully offset by an increase of approximately 4,050 Boepd in our remaining North America properties. Third quarter 2007 production was impacted 1,000 Boepd due to third-party processing downtime in the Rocky Mountains.
North America operations benefited from higher realized natural gas prices during the quarter. The average realized natural gas price was $6.77 per thousand cubic feet (Mcf) for the third quarter 2007 compared to $6.41 per Mcf last year. Realized liquids prices decreased slightly to $55.85 per barrel (Bbl) compared to $56.84 per Bbl during the third quarter of 2006. The following table provides a detailed breakdown of the major components impacting our realized natural gas and crude oil prices for the quarter.

	$Per Mcf		$Per Bbl
Natural Gas Market Price	3.93	Crude Oil Market Price	71.49
Cash Flow Hedges Settled	0.15	Cash Flow Hedges Settled	(15.64)
Gulf of Mexico OCL Addback*	1.14		—
NGL Processing Uplift	1.55		—

Realized Natural Gas Price	$6.77	Realized Crude Oil Price	$55.85

*	Natural gas prices included a third quarter benefit that was attributable to previously recognized losses for hedge contracts that were re-designated concurrent with the 2006 Gulf of Mexico Shelf Asset Sale (see Schedule 8 — Impact of Loss Associated with Gulf of Mexico Shelf Asset Sale).
INTERNATIONAL OPERATIONS
International operations reported operating income for the third quarter 2007 of $231.3 million compared to $158.9 million in the third quarter last year. Total third quarter 2007 production volumes were 107,121 Boepd compared to 67,792 Boepd for the same quarter last year, an increase of 58 percent. Liquids production volumes were 45,628 barrels per day (Bpd) compared to 36,776 Bpd for the third quarter of 2006. Natural gas production was 369.0 MMcfpd compared to 186.1 MMcfpd in the same quarter last year. Third quarter 2007 international sales were 105,944 Boepd, compared to 63,714 Boepd for the third quarter of 2006.
West Africa
Operating income for the third quarter increased to $112.3 million this year compared to $107.2 million last year. Total sales volumes in Equatorial Guinea (exclusive of methanol operations) were 55,813 Boepd, an increase of 90 percent compared to 29,331 Boepd during the third quarter of 2006. Higher sales volumes resulted primarily from increased natural gas sales to the LNG plant of approximately 155 MMcfpd in the quarter.
Alba field condensate and natural gas sales (exclusive of Alba Plant and methanol operations) accounted for $66.9 million, or 60 percent, of the operating income from West Africa. Third quarter 2007 condensate and natural gas sales volumes averaged 48,341 Boepd compared to 20,399 Boepd last year. The average realized price for condensate during the third quarter was $73.25 per Bbl compared to $66.93 per Bbl for the same period last year.

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Alba Plant reported $30.7 million of income, net to Noble Energy’s interest, compared to $30.5 million during the third quarter 2006. Net Alba Plant LPG and condensate sales volumes totaled 7,472 Bpd compared to 8,932 Bpd for the same period last year. The average Alba Plant realized price during the third quarter was $57.24 per Bbl compared to $48.88 per Bbl for the same period last year.
Income from methanol operations increased to $14.6 million, net to Noble Energy’s interest, compared to $3.3 million during the third quarter 2006. The Company’s share of methanol sales volumes was 43.5 million gallons (Gal) compared to last year’s 18.8 million Gal, which was impacted by compressor repairs following a turnaround and expansion project. Third quarter realized methanol prices were 80 cents per Gal compared to 83 cents per Gal for the third quarter 2006.
North Sea
In the North Sea, operating income for the third quarter 2007 was $77.5 million compared to $15.7 million for the same period last year. The increase was primarily due to increased crude sales from the Dumbarton field in the UK, which commenced production in late January 2007. In the third quarter 2007, Dumbarton production averaged approximately 13,400 Bopd.
Israel
Third quarter 2007 operating income was $28.0 million compared to $24.8 million for the same period in 2006. Natural gas production averaged a record 131.1 MMcfpd for the third quarter 2007 compared to 116.7 MMcfpd the previous year. Increased seasonal demand for natural gas contributed to the production growth. Sales prices averaged $2.95 per Mcf for the third quarter 2007 as compared to $2.84 per Mcf for the prior year period.
Other International
Argentina, China, Ecuador and Suriname combined recorded third quarter 2007 operating income of $13.6 million compared to $11.2 million for third quarter last year. In China, third quarter operating income was $12.1 million. Net oil production in China averaged 3,780 Bopd for the third quarter. In Argentina, operating income was $2.9 million, and net production averaged 2,850 Bopd. The Machala power plant reported operating income of $2.9 million. For the quarter, 223,663 megawatt-hours were sold at an average price of 7.4 cents per kilowatt-hour.
Note 1 — Adjusted net income should not be considered a substitute for net income as reported in accordance with GAAP and is provided for comparison purposes to prior periods and to earnings forecasts prepared by analysts and other third parties. Management believes and certain investors may find that adjusted net income is beneficial in evaluating the Company’s financial performance.
OUTLOOK
Fourth quarter production is expected to range from 193,000 to 197,000 Boepd, which represents an increase of six to eight percent above fourth quarter 2006. The above guidance assumes net natural gas sales to the LNG plant of 50 MMcfpd in the fourth quarter 2007 versus actual sales of 155 MMcfpd in the third quarter, with the decrease a result of fourth quarter downtime for third-party plant repairs. Compared to the third quarter 2007, other international production is expected to be down 2,000 to 5,000 Boepd mostly due to the seasonal decline in natural gas demand in Israel. Production in North America is expected to increase 1,000 to 2,000 Boepd from the third quarter.
For the fourth quarter 2007, costs and expenses are expected to range as follows:
•	Exploration expense is expected to range from $45 million to $60 million,

•	General and administrative expenses is expected to range from $52 million to $56 million,

•	Oil and gas operations expense is expected to range from $78 million to $82 million,

•	Depreciation, depletion and amortization is expected to range from $185 million to $190 million.

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For the year 2007, an effective tax rate is expected on the low end of the original estimated range of 30 to 36 percent. Of the total book taxes planned for 2007, deferred taxes are expected to be between 60 and 65 percent as compared to the previous estimate of 55 to 60 percent.
Capital expenditures for the year are expected to total approximately $1.7 billion.
Noble Energy is one of the nation’s leading independent energy companies and operates throughout major basins in the United States including Colorado’s Wattenberg Field, the Mid-continent region of western Oklahoma and the Texas Panhandle, the San Juan Basin in New Mexico, the Gulf Coast and the deepwater Gulf of Mexico. In addition, Noble Energy operates internationally in Argentina, China, Ecuador, the Mediterranean Sea (Israel), the North Sea (UK, the Netherlands, and Norway), West Africa (Equatorial Guinea and Cameroon) and Suriname. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc. Visit Noble Energy online at www.nobleenergyinc.com.
This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings. The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves. We may use certain terms in this press release, such as “resources,” “estimated resource range,” “resource potential” and “potential resources,” that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our Forms 10-K and 10-Q, File No. 1-07964, available from Noble Energy’s offices or website, www.nobleenergyinc.com. These forms can also be obtained from the SEC by calling 1-800-SEC-0330.
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Schedule 1
Noble Energy, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues
Oil and gas sales	$746,258	$683,544	$2,140,218	$2,044,656
Income from equity method investees	45,371	33,810	139,904	108,901
Other revenues	22,182	23,965	70,447	72,339

Total Revenues	813,811	741,319	2,350,569	2,225,896

Costs and Expenses
Lease operating costs	81,767	76,928	243,205	238,307
Production and ad valorem taxes	26,752	30,697	80,667	83,663
Transportation costs	13,260	4,531	40,346	18,463
Exploration costs	45,794	30,904	144,796	92,327
Depreciation, depletion and amortization	195,266	165,765	540,453	458,878
General and administrative	49,518	40,657	142,368	113,716
Accretion of discount on asset retirement obligations	1,909	2,426	6,337	8,405
Interest, net of amount capitalized	29,247	28,556	87,105	95,642
Loss (gain) on derivative instruments	1,514	(6,315)	(557)	389,723
Loss (gain) on sale of assets	1,684	(200,676)	(4,381)	(211,691)
Loss on involuntary conversion	—	—	51,406	—
Other expense, net	23,823	22,880	78,594	89,008

Total Costs and Expenses	470,534	196,353	1,410,339	1,376,441

Income Before Taxes	343,277	544,966	940,230	849,455
Income Tax Provision	120,602	226,902	296,638	336,009

Net Income	$222,675	$318,064	$643,592	$513,446

Earnings Per Share
Basic	$1.30	$1.80	$3.76	$2.91
Diluted	$1.28	$1.75	$3.72	$2.85

Weighted average number of shares outstanding
Basic	171,123	176,218	170,953	176,505
Diluted	173,350	181,077	173,156	180,158

Schedule 2
Noble Energy, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share amounts)

	(Unaudited)
	September 30,	December 31,
	2007	2006

ASSETS
Current Assets
Cash and cash equivalents	$450,773	$153,408
Accounts receivable — trade, net	555,850	586,882
Deferred income taxes	64,337	99,835
Probable insurance claims	12,193	101,233
Other current assets	114,857	127,188

Total current assets	1,198,010	1,068,546
Property, plant and equipment
Oil and gas properties (successful efforts method of accounting)	9,924,532	8,867,639
Other property, plant and equipment	93,475	79,646

	10,018,007	8,947,285
Accumulated depreciation, depletion and amortization	(2,292,108)	(1,776,528)

Total property, plant and equipment, net	7,725,899	7,170,757
Other noncurrent assets	561,270	568,032
Goodwill	766,249	781,290

Total Assets	$10,251,428	$9,588,625

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable — trade	$588,453	$518,609
Derivative instruments	372,027	254,625
Income taxes	54,055	107,136
Short-term borrowings	25,000	—
Asset retirement obligations	15,081	68,500
Other current liabilities	176,579	235,392

Total current liabilities	1,231,195	1,184,262
Deferred income taxes	1,882,518	1,758,452
Asset retirement obligations	108,589	127,689
Derivative instruments	127,944	328,875
Other noncurrent liabilities	341,873	274,720
Long-term debt	1,941,018	1,800,810

Total Liabilities	5,633,137	5,474,808

Commitments and Contingencies

Shareholders’ Equity
Preferred stock — par value $1.00; 4,000,000 shares authorized, none issued	—	—
Common stock — par value $3.33 1/3; 250,000,000 shares authorized; 190,462,250 and 188,808,087 shares issued, respectively	634,860	629,360
Capital in excess of par value	2,088,891	2,041,048
Accumulated other comprehensive loss	(177,023)	(140,509)
Treasury stock, at cost:18,580,865 and 16,574,384 shares, respectively	(612,976)	(511,443)
Retained earnings	2,684,539	2,095,361

Total Shareholders’ Equity	4,618,291	4,113,817

Total Liabilities and Shareholders’ Equity	$10,251,428	$9,588,625

Schedule 3
Noble Energy, Inc. and Subsidiaries
Discretionary Cash Flow and Reconciliation to Operating Cash Flow
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net income	$222,675	$318,064	$643,592	$513,446
Adjustments to reconcile net income to discretionary cash flow:
Depreciation, depletion and amortization — oil and gas production	195,266	165,765	540,453	458,878
Depreciation, depletion and amortization — electricity generation	3,645	3,775	10,558	11,842
Impairment of operating assets	3,661	—	3,661	6,359
Exploration costs	45,794	30,904	144,796	92,327
Interest capitalized	(3,918)	(1,174)	(10,219)	(3,430)
Income from equity method investments	(45,371)	(33,810)	(139,904)	(108,901)
Distributions and dividends from equity method investees	58,487	39,001	155,431	134,521
Deferred compensation adjustment	8,423	933	23,089	15,673
Deferred income taxes	88,621	99,650	192,137	146,709
Accretion of discount on asset retirement obligations	1,909	2,426	6,337	8,405
Allowance for doubtful accounts	3,297	6,949	10,780	10,564
Stock-based compensation expense	7,962	2,997	20,040	9,320
(Gain) loss on derivative instruments [1]	(40,890)	(17,461)	(133,580)	430,328
Gain on sale of Gulf of Mexico shelf assets	—	(88,148)	—	(88,148)
Other, net	6,546	3,600	10,465	5,079

Discretionary Cash Flow [2]	556,107	533,471	1,477,636	1,642,972

Reconciliation to Operating Cash Flows:
Net changes in working capital	17,102	66,204	(65,661)	10,194
Cash exploration costs	(28,888)	(16,665)	(97,027)	(52,983)
Capitalized interest	3,918	1,174	10,219	3,430
Distributions from equity method investees	(2,100)	(39,001)	(2,100)	(116,521)
(Gain) Loss on disposal of assets	1,684	(112,528)	(4,381)	(123,543)
Other adjustments to reconcile discretionary cash flow to operating cash flows	(83)	(26,082)	1,925	(22,736)

Net Cash Provided by Operating Activities	$547,740	$406,573	$1,320,611	$1,340,813

[1]	Includes $42,404 and $133,022 related to hedge contracts that were re-designated at the time of the Gulf of Mexico Shelf Asset Sale and settled during the three and nine months ended September 30, 2007. $10,129 is included in the three and nine months ended September 30, 2006. See Schedule 8 — PreTax Cash Flow Hedges Earnings Impact.

[2]	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the Company’s overall financial performance. Among management, professional research analysts, portfolio managers and investors following the oil and gas industry, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

Schedule 4
Noble Energy, Inc.
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)
Three Months Ended 9/30/07

			North		West		North		Other		Corporate
		Consolidated	America		Africa		Sea	Israel	Int'l	[1]	& Other	[2]

Revenues
Oil sales		$449,898	$205,477		$92,704		$118,101	$—	$33,616		$—
Gas sales		296,360	251,872		5,189	[3]	3,673	35,626	—		—
Equity investee liquids sales		—	—		39,349		—	—	—		(39,349)
Equity investee methanol sales		—	—		34,744		—	—	—		(34,744)
Gathering, marketing and processing		5,566	—		—		—	—	—		5,566
Electricity sales		16,616	—		—		—	—	16,616		—
Income from equity method investments		45,371	—		—		—	—	—		45,371

Total Revenues		813,811	457,349		171,986		121,774	35,626	50,232		(23,156)

Costs and expenses
Oil and gas operating costs		77,283	50,007		7,483		10,697	2,615	6,300		181
Workover and repair expense		4,484	4,460	[8]	—		—	—	24		—
Production and ad valorem taxes		26,752	21,389		—		—	—	5,240		123
Transportation		13,260	10,111		—		2,859	—	290		—
Oil and gas exploration		45,794	21,274		17,903		2,087	689	1,256		2,585
Gathering, marketing and processing		4,100	—		—		—	—	—		4,100
Equity investee liquids expense		—	—		8,627		—	—	—		(8,627)
Equity investee methanol expense		—	—		20,095		—	—	—		(20,095)
Electricity generation		13,679	—		—		—	—	13,679		—
DD&A		195,266	143,574		8,716		29,741	5,178	5,845		2,212
Impairment of operating assets		3,661	3,661		—		—	—	—		—
General and administrative		49,518	17,138		906		1,125	6	2,481		27,862
Accretion expense		1,909	1,373		25		336	112	63		—
Interest expense, net		29,247	—		—		—	—	—		29,247
Deferred compensation		8,423	—		—		—	—	—		8,423
Loss on derivative instruments		1,514	1,514		—		—	—	—		—
Loss on involuntary conversion		—	—		—		—	—	—		—
(Gain) loss on sale of assets		1,684	1,945		—		(225)	(39)	—		3
Other expense (income), net		(6,040)	(388)		(4,042)		(2,382)	(892)	1,497		167

Total Costs and Expenses		470,534	276,058		59,713		44,238	7,669	36,675		46,181

Operating Income (Loss)		$343,277	$181,291		$112,273		$77,536	$27,957	$13,557		$(69,337)

Key Statistics
Sales Volumes

Liquids (Bopd)		76,971	39,992		13,757		16,644	—	6,578		—
Natural Gas (Mcfpd)		773,194	404,238		207,501	[3][4]	5,496	131,115	24,844	[7]	—
Equity Investee Liquids (Bpd)		7,472	—		7,472	[5]	—	—	—		—
Equity Investee Methanol (Kgal)		43,541	—		43,541		—	—	—		—

Production Volumes

Liquids (Bopd)		77,671	39,992		15,327		15,722	—	6,630		—
Natural Gas (Mcfpd)		773,194	404,238		207,501		5,496	131,115	24,844		—
Equity Investee Liquids (Bpd)		7,949	—		7,949	[6]	—	—	—		—

Total Production Boepd	[9]	214,486	107,365		57,860		16,638	21,853	10,771		—

Average Realized Price

Liquids		$63.53	$55.85		$73.25		$77.13	$—	$55.55		$—
Natural Gas		4.30	6.77		0.27		7.26	2.95			—
Equity Investee Liquids		57.24	—		57.24		—	—	—		—
Equity Investee Methanol		0.80	—		0.80		—	—	—		—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBtu through 2026 to a methanol plant, an LPG plant and an LNG plant. The price on an Mcf basis has been adjusted to reflect Btu content. The methanol and LPG plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equatorial Guinea natural gas volumes include 154,637 Mcfpd sold to an LNG plant.

[5]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,942 Bpd and 5,530 Bpd, respectively. These volumes are included in West Africa production and LPG sales revenue.

[6]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,815 Bpd and 6,134 Bpd, respectively.

[7]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[8]	There was no hurricane related repair expense recorded in the third quarter 2007.

[9]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 5 Noble Energy, Inc. Income Before Income Taxes (Dollars in thousands, except realized prices) (Unaudited)
Three Months Ended 9/30/06

			North		West		North		Other		Corporate
		Consolidated	America		Africa		Sea	Israel	Int'l	[1]	& Other	[2]

Revenues
Oil sales		$392,699	$252,019		$84,048		$20,869	$—	$35,763		$—
Gas sales		290,845	253,703		1,450	[3]	5,213	30,451	28		—
Equity investee liquids sales		—	—		40,164		—	—	—		(40,164)
Equity investee methanol sales		—	—		15,654		—	—	—		(15,654)
Gathering, marketing and processing		7,724	—		—		—	—	—		7,724
Electricity sales		16,241	—		—		—	—	16,241		—
Income from equity method investments		33,810	—		—		—	—	—		33,810

Total Revenues		741,319	505,722		141,316		26,082	30,451	52,032		(14,284)

Costs and expenses
Oil and gas operating costs		66,431	50,753		6,310		3,355	2,134	3,817		62
Workover and repair expense		10,497	10,453	[7]	—		—	—	44		—
Production and ad valorem taxes		30,697	22,636		—		—	—	7,942		119
Transportation		4,531	3,358		—		952	—	221		—
Oil and gas exploration		30,904	23,366		706		1,395	82	2,900		2,455
Gathering, marketing and processing		4,204	—		—		—	—	—		4,204
Equity investee liquids expense		—	—		9,655		—	—	—		(9,655)
Equity investee methanol expense		—	—		12,352		—	—	—		(12,352)
Electricity generation		17,876	—		—		—	—	17,876		—
DD&A		165,765	146,010		5,353		2,603	4,115	5,921		1,763
Impairment of operating assets		—	—		—		—	—	—		—
General and administrative		40,657	16,013		—		774	19	2,000		21,851
Accretion expense		2,426	1,937		26		290	119	54		—
Interest expense, net		28,556	—		—		—	—	—		28,556
Deferred compensation		933	—		—		—	—	—		933
Gain on derivative instruments		(6,315)	(6,315)		—		—	—	—		—
Loss on involuntary conversion		—	—		—		—	—	—		—
Gain on sale of assets		(200,676)	(200,599)		—		(74)	—	—		(3)
Other expense (income), net		(133)	2,678		(292)		1,081	(803)	35		(2,832)

Total Costs and Expenses		196,353	70,290		34,110		10,376	5,666	40,810		35,101

Operating Income (Loss)		$544,966	$435,432		$107,206		$15,706	$24,785	$11,222		$(49,385)

Key Statistics

Sales Volumes
Liquids (Bopd)		71,959	48,193		13,649		3,292	—	6,825		—
Natural Gas (Mcfpd)		616,170	430,072		40,498	[3]	8,553	116,718	20,329	[6]	—
Equity Investee Liquids (Bpd)		8,932	—		8,932	[4]	—	—	—		—
Equity Investee Methanol (Kgal)		18,769	—		18,769		—	—	—		—

Production Volumes

Liquids (Bopd)		76,975	48,193		17,324		3,675	—	7,783		—
Natural Gas (Mcfpd)		616,170	430,072		40,498		8,553	116,718	20,329		—
Equity Investee Liquids (Bpd)		7,994	—		7,994	[5]	—	—	—		—

Total Production Boepd	[8]	187,664	119,872		32,068		5,101	19,453	11,171		—

Average Realized Price

Liquids		$59.32	$56.84		$66.93		$68.90	$—	$56.96		$—
Natural Gas		5.30	6.41		0.39		6.62	2.84	1.51		—
Equity Investee Liquids		48.88	—		48.88		—	—	—		—
Equity Investee Methanol		0.83	—		0.83		—	—	—		—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. The price on an Mcf basis has been adjusted to reflect Btu content. The methanol and LPG plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,975 Bpd and 6,957 Bpd, respectively. These volumes are included in West Africa production and LPG sales revenue.

[5]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,811 Bpd and 6,183 Bpd, respectively.

[6]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[7]	Hurricane related repair expense was $4.2 million for third quarter 2006.

[8]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 6
Noble Energy, Inc.
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)
Nine Months Ended 9/30/07

			North		West		North		Other		Corporate
		Consolidated	America		Africa		Sea	Israel	Int'l	[1]	& Other	[2]

Revenues
Oil sales		$1,204,854	$606,421		$273,082		$229,243	$—	$96,108		$—
Gas sales		935,364	830,480		10,086	[3]	9,861	84,937			—
Equity investee liquids sales		—	—		109,329		—	—	—		(109,329)
Equity investee methanol sales		—	—		112,094		—	—	—		(112,094)
Gathering, marketing and processing		16,702	—			—	—	—	—		16,702
Electricity sales		53,745	—			—	—	—	53,745		—
Income from equity method investments		139,904	—			—	—	—	—		139,904

Total Revenues		2,350,569	1,436,901		504,591		239,104	84,937	149,853		(64,817)

Costs and expenses
Oil and gas operating costs		228,672	155,980		25,014		23,954	6,896	16,312		516
Workover and repair expense		14,533	14,327	[8]		—	—	—	206		—
Production and ad valorem taxes		80,667	65,933			—	—	—	14,326		408
Transportation		40,346	31,887			—	7,091	—	1,368		—
Oil and gas exploration		144,796	71,156		46,182		12,881	1,077	4,571		8,929
Gathering, marketing and processing		13,093	—			—	—	—	—		13,093
Equity investee liquids expense		—	—		19,829		—	—	—		(19,829)
Equity investee methanol expense		—	—		61,690		—	—	—		(61,690)
Electricity generation		41,941	—			—	—	—	41,941		—
DD&A		540,453	427,861		18,731		56,849	13,011	17,863		6,138
Impairment of operating assets		3,661	3,661			—	—	—	—		—
General and administrative		142,368	50,761		2,452		2,835	55	3,123		83,142
Accretion expense		6,337	4,767		77		1,009	337	147		—
Interest expense, net		87,105	—			—	—	—	—		87,105
Deferred compensation		23,089	—			—	—	—	—		23,089
Gain on derivative instruments		(557)	(557)			—	—	—	—		—
Loss on involuntary conversion		51,406	51,406			—	—	—	—		—
(Gain) loss on sale of assets		(4,381)	(4,196)			—	(225)	34	(4)		10
Other expense (income), net		(3,190)	5,131		(7,466)		(2,347)	(1,605)	2,373		724

Total Costs and Expenses		1,410,339	878,117		166,509		102,047	19,805	102,226		141,635

Operating Income (Loss)		$940,230	$558,784		$338,082		$137,057	$65,132	$47,627		$(206,452)

Key Statistics

Sales Volumes
Liquids (Bopd)		77,385	43,525		14,936		11,926	—	6,998		—
Natural Gas (Mcfpd)		679,116	410,083		126,820	[3][4]	5,967	110,675	25,571	[7]	—
Equity Investee Liquids (Bpd)		7,862	—		7,862	[5]	—	—	—		—
Equity Investee Methanol (Kgal)		116,792	—		116,792		—	—	—		—

Production Volumes

Liquids (Bopd)		78,396	43,525		15,874		11,954	—	7,043		—
Natural Gas (Mcfpd)		679,116	410,083		126,820		5,967	110,675	25,571		—
Equity Investee Liquids (Bpd)		8,220	—		8,220	[6]	—	—	—		—

Total Production Boepd	[9]	199,802	111,872		45,231		12,949	18,446	11,305		—

Average Realized Price

Liquids		$57.03	$51.04		$66.97		$70.41	$—	$50.30		$—
Natural Gas		5.24	7.42		0.29		6.05	2.81			—
Equity Investee Liquids		50.93	—		50.93		—	—	—		—
Equity Investee Methanol		0.96	—		0.96		—	—	—		—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant, an LPG plant and an LNG plant. The price on an Mcf basis has been adjusted to reflect Btu content. The methanol and LPG plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equatorial Guinea natural gas volumes include 72,010 Mcfpd sold to an LNG plant.

[5]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,955 Bpd and 5,907 Bpd, respectively. These volumes are included in West Africa production and LPG sales revenue.

[6]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,896 Bpd and 6,324 Bpd, respectively.

[7]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[8]	Includes $.6 million of hurricane related repair expense.

[9]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 7
Noble Energy, Inc.
Income Before Income Taxes
(Dollars in thousands, except realized prices)
(Unaudited)
Nine Months Ended 9/30/06

			North		West		North		Other		Corporate
		Consolidated	America		Africa		Sea	Israel	Int'l	[1]	& Other	[2]

Revenues
Oil sales		$1,126,983	$644,103		$302,284		$69,948	$—	$110,648		$—
Gas sales		917,673	825,765		4,586	[3]	18,775	68,441	106		—
Equity investee liquids sales		—	—		104,720		—	—	—		(104,720)
Equity investee methanol sales		—	—		70,967		—	—	—		(70,967)
Gathering, marketing and processing		22,667	—			—	—	—	—		22,667
Electricity sales		49,672	—			—	—	—	49,672		—
Income from equity method investments		108,901	—			—	—	—	—		108,901

Total Revenues		2,225,896	1,469,868		482,557		88,723	68,441	160,426		(44,119)

Costs and expenses
Oil and gas operating costs		195,550	147,357		21,760		7,998	6,389	11,623		423
Workover and repair expense		42,757	42,628	[7]		—	—	—	129		—
Production and ad valorem taxes		83,663	66,373			—	—	—	16,910		380
Transportation		18,463	14,022			—	3,843	—	598		—
Oil and gas exploration		92,327	62,481		5,339		9,279	143	7,684		7,401
Gathering, marketing and processing		15,674	—			—	—	—	—		15,674
Equity investee liquids expense		—	—		23,233		—	—	—		(23,233)
Equity investee methanol expense		—	—		43,552		—	—	—		(43,552)
Electricity generation		43,099	—			—	—	—	43,099		—
DD&A		458,878	402,033		15,674		5,933	10,367	19,445		5,426
Impairment of operating assets		6,359	6,359			—	—	—	—		—
General and administrative		113,716	44,089		1		2,080	58	2,982		64,506
Accretion expense		8,405	6,960		78		868	332	167		—
Interest expense, net		95,642	—			—	—	—	—		95,642
Deferred compensation		15,673	—			—	—	—	—		15,673
Loss on derivative instruments		389,723	389,723			—	—	—	—		—
Loss on involuntary conversion		—	—			—	—	—	—		—
(Gain) loss on sale of assets		(211,691)	(209,725)			—	(2,004)	—	15		23
Other expense (income), net		8,203	12,912		(570)		1,476	(1,699)	1,162		(5,078)

Total Costs and Expenses		1,376,441	985,212		109,067		29,473	15,590	103,814		133,285

Operating Income (Loss)		$849,455	$484,656		$373,490		$59,250	$52,851	$56,612		$(177,404)

Key Statistics

Sales Volumes
Liquids (Bopd)		74,290	45,834		17,374		3,619	—	7,463		—
Natural Gas (Mcfpd)		629,279	461,843		44,232	[3]	8,460	91,656	23,088	[6]	—
Equity Investee Liquids (Bpd)		8,168	—		8,168	[4]	—	—	—		—
Equity Investee Methanol (Kgal)		85,233	—		85,233		—	—	—		—

Production Volumes

Liquids (Bopd)		74,829	45,834		17,790		3,867	—	7,338		—
Natural Gas (Mcfpd)		629,279	461,843		44,232		8,460	91,656	23,088		—
Equity Investee Liquids (Bpd)		7,503	—		7,503	[5]	—	—	—		—

Total Production Boepd	[8]	187,212	122,808		32,665		5,277	15,276	11,186		—

Average Realized Price

Liquids		$55.57	$51.48		$63.73		$70.79	$—	$54.31		$—
Natural Gas		5.54	6.55		0.38		8.13	2.74	1.20		—
Equity Investee Liquids		46.96	—		46.96		—	—	—		—
Equity Investee Methanol		0.83	—		0.83		—	—	—		—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. The price on an Mcf basis has been adjusted to reflect Btu content. The methanol and LPG plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,759 Bpd and 6,409 Bpd, respectively. These volumes are included in West Africa production and LPG sales revenue.

[5]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,726 Bpd and 5,777 Bpd, respectively.

[6]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[7]	Includes approximately $25.6 million of hurricane related repair expense.

[8]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

Schedule 8
Noble Energy, Inc.
Pretax Cash Flow Hedges Earnings Impact
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

(Decrease) increase of oil and gas sales:
Cash settlement crude oil contracts	$(60,297)	$(46,386)	$(128,359)	$(159,687)
Cash settlement natural gas contracts	5,569	(7,541)	(12,965)	(69,477)

Total cash settlements	(54,728)	(53,927)	(141,324)	(229,164)
Non-cash impact of loss associated with Gulf of Mexico shelf asset sale	42,404	10,129	133,022	10,129

Net decrease of oil and gas sales	(12,324)	(43,798)	(8,302)	(219,035)

Gain (loss) on derivative instruments:
Loss associated with Gulf of Mexico shelf asset sale	—	—	—	(398,517)
(Loss) gain from ineffectiveness and other	(1,514)	6,315	557	8,794

(Loss) gain on derivative instruments	(1,514)	6,315	557	(389,723)

Pretax earnings decrease	$(13,838)	$(37,483)	$(7,745)	$(608,758)

Impact of Loss Associated with Gulf of Mexico Shelf Asset Sale
(Dollars in thousands)
(Unaudited)

Loss associated with Gulf of Mexico shelf asset sale (2Q 2006)	$(398,517)
Redesignated and mark to market contracts settled in 2006	30,651
Redesignated contracts settled in 1st, 2nd & 3rd Qtr 2007	133,022

Unsettled loss associated with Gulf of Mexico shelf asset sale	$(234,844)

Settlement schedule	Crude Oil	Natural Gas	Total

4Q 2007	—	49,402	49,402
1Q 2008	5,979	54,529	60,508
2Q 2008	5,835	32,191	38,026
3Q 2008	5,763	34,055	39,818
4Q 2008	5,633	41,457	47,090

Remaining settlements	$23,210	$211,634	$234,844

Schedule 9
Noble Energy, Inc.
Ecuador Power Operations
(Dollars in thousands, except realized prices)
(Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2007	2006	2007	2006

Revenues
Power Sales		$14,539	$14,231	$47,309	$43,447
Capacity Charge		2,077	2,010	6,436	6,225

Total Revenues		16,616	16,241	53,745	49,672

Costs and expenses
Field Lease Operating		658	756	1,987	2,119
DD&A		2,582	2,593	7,812	8,337
General and administrative		604	595	2,053	1,857
Plant Fuel & Other Operating Costs	[1]	7,536	10,733	23,251	21,661
DD&A		1,069	1,182	2,755	3,505
General and administrative		1,230	2,017	4,083	5,620

Total Costs and Expenses		13,679	17,876	41,941	43,099

Operating Income		$2,937	$(1,635)	$11,804	$6,573

Natural Gas Production (Mcfpd)		24,844	20,131	25,571	22,764
Average Natural Gas Price		$3.74	$3.76	$3.75	$3.76

Power Production — Total MW		223,663	182,806	678,986	603,513
Average Power Price ($/Kwh)		$0.074	$0.089	$0.079	$0.082

[1]	Includes increases in the allowance for doubtful accounts of $3 million and $3 million for third quarter 2007 and 2006, respectively, and $11 million and $4 million for the first nine months of 2007 and 2006, respectively. We increased the allowance to cover potentially uncollectible balances related to our Ecuador power operations. Certain entities purchasing electricity in Ecuador have been slow to pay amounts due us. We are pursuing various strategies to protect our interests including international arbitration and litigation.

Schedule 10
Income from Equity Method Investees
Methanol Operations
(Dollars in thousands, except realized prices)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues
Methanol sales	$34,744	$15,654	$112,094	$70,967
Other	2,083	2,682	4,874	7,959

Total revenues	36,827	18,336	116,968	78,926

Costs and expenses
Cost of goods sold	13,899	11,425	40,064	34,576
DD&A	2,739	2,348	8,260	7,075
General and administrative	648	381	1,806	1,403

Total costs and expenses	17,286	14,154	50,130	43,054

Income Tax Provision	4,892	880	16,434	8,457

Income from Equity Method Investees	$14,649	$3,302	$50,404	$27,415

Methanol Sales (KGal)	43,541	18,769	116,792	85,233
Average Realized Price ($/Gal)	$0.80	$0.83	$0.96	$0.83
Alba Plant
(Dollars in thousands, except realized prices)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues
LPG Plant Sales	$39,349	$40,164	$109,329	$104,720
Other	189	310	497	957

Total Revenues	39,538	40,474	$109,826	$105,677

Costs and expenses
LPG Plant Expenses	7,579	8,285	19,201	19,222
DD&A	1,767	1,645	5,249	4,933
Other	—	—	(2,765)	—

Total Costs and Expenses	9,346	9,930	21,685	24,155

Income Tax Benefit	(530)	35	(1,359)	35

Income from Equity Method Investees	$30,722	$30,509	$89,500	$81,487

LPG Plant Sales (Bpd)	7,472	8,932	7,862	8,168
Average Realized Price ($/Bbl)	$57.24	$48.88	$50.93	$46.96